LEASE

THIS LEASE (this "Lease") is made as of May 28, 2008, by and between

"Landlord" 1771 West Diehl Road Associates, LLC, an Illinois limited liability company

and

"Tenant" Universal Global, an Oregon corporation

TABLE OF CONTENTS

LISTING OF EXHIBITS

SECTION 1: DEFINITIONS

Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Abatement Period: Provided there is no default by Tenant under this Lease, the monthly Base Rent shown in the chart below shall be abated as follows: (i) for the three (3) full calendar month period of time consisting of Month 1 through Month 3 of the Lease Term (not including any partial month if the Commencement Date is not the first day of the month) and (ii) for the two (2) full calendar month period of time consisting of Months 16 and 17 of the Lease Term. Other than as stated in this paragraph, Tenant shall have no other right of rental offset or deduction. The entire amount of Base Rent that would be otherwise due and payable during such abatement periods shall become immediately due and payable upon the occurrence of a default by Tenant under this Lease.

Additional Rent: Defined in Section 3.4.

Base Rent: The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve. In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending			
Month 1	Month 3	$13.50	$37,786.50	$3,148.88
Month 4	Month 15	$13.50	$37,786.50	$3,148.88
Month 16	Month 27	$14.00	$39,186.00	$3,265.50
Month 28	Month 39	$14.50	$40,585.50	$3,382.13
Month 40	Month 51	$15.00	$41,985.00	$3,498.75
Month 52	Month 63	$15.50	$43,384.50	$3,615.38

Brokers: Landlord was represented in this transaction by Jones Lang LaSalle Americas (Illinois), LP, a licensed real estate broker.

Building: The building located on the Land at 1771 West Diehl Road, Naperville, Illinois, containing approximately 85,358 rentable square feet.

Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.

Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: The earlier to occur of: (a) the date of Substantial Completion; or (b) the date on which Tenant takes possession of all or part of the Premises.

Estimated Operating Costs Allocable to the Premises: Defined in Section 3.4.5.

Events of Default: One or more of those events or states of facts defined in Section 5.1.

Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Land: The land upon which the Building is located in Dupage County, Illinois State, as legally described in Exhibit A attached to this Lease.

Landlord: The entity named on the first page of this Lease, or its successors and assigns as provided in Section 4.17 ("Assignment by Landlord").

Landlord's Agents: The consultants and advisors to the Landlord and employees of the foregoing.

Lease Memorandum: Defined in Section 2.6.

Lease Security Deposit: The cash sum of $7,230.76.

Lease Term: Commencing on the Commencement Date, including any partial month if the Commencement Date is not the first day of the month, and ending on the last day of that calendar month which is sixty-three (63) months after the month in which the Commencement Date occurs.

Lender: Defined in Section 5.4 ("Landlord's Default").

Manager: Keystone Property Group, L.P., a Pennsylvania limited partnership, or its replacement as specified by written notice from Landlord to Tenant.

Manager's Address: One Presidential Boulevard, Suite 300, Bala Cynwyd, PA 19004, which address may be changed by written notice from Landlord to Tenant.

Office Park: The multi-building project known as East West Corporate Center including the Building and the Land, together with all other buildings and improvements now or hereafter located thereon.

Operating Costs: Defined in Section 3.4.5.

Operating Costs Allocable to the Premises: Defined in Section 3.4.5.

Parking Ratio: 4.0 parking stalls per 1,000 rentable square feet of the Premises for a total of eleven (11) parking stalls, unreserved.

Permitted Use: General business office uses, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

Plans and Specifications: Those certain plans and specifications for the Tenant Improvements to be prepared by the architect for Landlord (the "Preparing Party") and delivered to Tenant (the "Receiving Party") and approved by Landlord and Tenant as set forth in Section 2.3 ("Plans and Specifications").

Prepaid Rent: The cash sum of $3,148.88, to be applied toward Base Rent for the first full calendar month of the Lease Term or to the first month in which full rent is due following the Abatement Period.

Premises: The portion of the Building designated as Suite 330, depicted on the plan attached as Exhibit B and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately 2,799 rentable square feet. The number of rentable square feet shall be final, conclusive and controlling.

Prime Rate: Defined in Section 3.8 ("Default Rate").

Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income.

Punch List Work: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

Restrictions: Any covenants, conditions and restrictions applicable to the Land.

Substantial Completion: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work. The Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment, cosmetic appearance or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Premises or the conduct of its business thereof.

Telecommunication Facilities: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

Tenant: The person or entity(ies) named on the first page of this Lease.

Tenant Alterations: Defined in Section 4.4.

Tenant Delay: Any delay in Substantial Completion as a result of (i) Tenant's failure to timely review and approve any changes in the Plans and Specifications requested by Landlord or (ii) Tenant's requests for changes in the previously approved Plans and Specifications or (iii) the performance of any work contemplated herein by a contractor or agent employed by Tenant (any such contractor or agent being subject to the prior written approval of Landlord) or (iv) any other delay caused by Tenant, its agents or employees. Notwithstanding anything to the contrary contained in this Lease, the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have been achieved absent such Tenant Delay.

Tenant Improvements: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

Tenant's Agents: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

Tenant's Pro Rata Share: 3.28%, being a fraction, the numerator of which shall be the rentable square feet of the Premises, and the denominator of which is the aggregate rentable square feet in the Building, expressed as a percentage, which shall be final, conclusive and controlling during the Lease Term for all purposes.

Year: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

SECTION 2: PREMISES AND TERM

2.1 **Lease of Premises.** Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease; provided, that any space in the Premises used for shafts, pipes, conduits, ducts, electrical or other utilities or Building facilities, as well as access thereto through the Premises for the purposes of installation, operation, maintenance, inspection, repair and replacement are reserved to Landlord and are excluded from the Premises.

2.2 **Lease Term.** The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease. Provided there is no default by Tenant under this Lease, Tenant shall have one (1) option to extend the Lease Term for five (5) years on the terms and conditions set forth in **Exhibit F** attached to and made part of this Lease.

2.3 **Plans and Specifications.** The plans and Specifications for the Tenant Improvements are those attached as Exhibit C ("Plans and Specifications"). Tenant hereby approves the Plans and Specifications. The Tenant Improvements shall consist of the following:

2.3.1 Apply one (1) coat of Building-standard paint to one (1) interior wall of the Premises.

2.3.2 Construct one (1) interior wall to enlarge an office within the Premises as shown on the Plans and Specifications.

2.3.3 Install approximately twelve (12) linear feet of millwork as shown on the Plans and Specifications.

2.3.4 Install single pane interior windows as shown on the Plans and Specifications.

2.4 **Commencement Date.** Landlord, at Landlord's sole cost and expense except as otherwise set forth in this Lease, will construct or cause to be constructed the Tenant Improvements substantially in accordance with the approved Plans and Specifications. All materials and finishes shall be of the standard type selected by Landlord for the Building unless otherwise specified in the approved Plans and Specifications. Landlord shall have the right, without Tenant's consent, to make non-material changes to the Plans and Specifications and to substitute materials and finishes of like quality to those shown in the Plans and Specifications. Landlord shall notify Tenant in writing of Substantial Completion. If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within five (5) Business Days after its receipt of the Landlord's notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant's notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been achieved. Taking of possession by Tenant shall establish the Commencement Date as specified in the definition of that term even if Tenant disputes whether Substantial Completion has occurred or attempts to condition or qualify the taking of possession. Taking of possession shall further establish that the Premises are in good and satisfactory condition on the Commencement Date and any alleged defects or deficiencies are waived by the Tenant except for any incomplete Punch List Work. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. In the event of any dispute as to whether Substantial Completion has occurred, the receipt of a temporary certificate of occupancy shall be conclusive unless a temporary certificate of occupancy is unavailable or delayed due to causes which are Tenant's responsibility. If on the Commencement Date, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the Commencement Date. In no event shall Tenant's refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the Commencement Date. Tenant shall make no changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the consent of Landlord. If Landlord shall be unable to give possession of the Premises on the Commencement Date because the Premises shall not be ready for occupancy, due to holding over in possession by any tenant or occupant or any other cause not within Landlord's control, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, unless the delay is the fault of Tenant, the Rent shall not commence until the Premises are available for occupancy by Tenant, and no such failure to give possession on said date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed in any way to extend the Lease Term.

2.5 **Tenant's Contribution to Tenant Improvement Costs.**

2.5.1 If Tenant requests any changes in the Plans and Specifications, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval, which approval Landlord will not unreasonably withhold. If Landlord approves such changes, Landlord shall incorporate such changes in the Tenant Improvements following Landlord's receipt of a written change order executed by Tenant. Landlord, however, may require, prior to proceeding with any changes, payment from Tenant of the cost of such changes as estimated by Landlord.

2.5.2 All Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord's election and upon notice to Tenant, Tenant shall be required to remove all or any portion of the Tenant Improvements (including Telecommunication Facilities) upon the expiration or earlier termination of this Lease.

2.5.3 Tenant shall be permitted entry to the Premises prior to the Commencement Date for the purpose of installing furniture, fixtures and equipment, subject to the work schedules of Landlord and its contractors. The early entry will be at Tenant's sole risk and will be subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Base Rent. Tenant, its contractors, agents and employees, will not interfere with or delay Landlord's completion of construction of the Tenant Improvements. Tenant shall indemnify Landlord against any death, injury, loss or damage which may occur to any person or to any of the work in the Premises or in the Building, and to any personal property therein, all of which shall be at the Tenant's sole risk and, prior to early entry by Tenant, Tenant shall provide Landlord with proof of the insurance coverage required of Tenant by this Lease. Landlord has the right to impose additional conditions on Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate, and Landlord will have the right to require that Tenant execute an early entry agreement containing those conditions prior to Tenant's early entry.

2.6 **Lease Memorandum.** Contemporaneously with Substantial Completion, Landlord shall prepare and submit to the Tenant a Lease Memorandum in the form of Exhibit D, completed in good faith by Landlord, and executed by Landlord. The information inserted on the Lease Memorandum shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Lease Memorandum by Landlord and Tenant or (b) the lapse of seven (7) days following delivery of the Lease Memorandum to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Lease Memorandum. If Tenant does object in good faith to any information set forth in the Lease Memorandum, it shall execute the Lease Memorandum subject to its specifically-stated, written objections. Tenant must explain the reasons for its objections in reasonable detail. That portion of the Lease Memorandum to which no objection was made shall be conclusive and controlling. Pending resolution of any dispute by agreement or a final determination by a court of

competent jurisdiction in accordance with this Lease, Landlord's information as inserted in the Lease Memorandum shall be utilized subject to any later adjustment agreed or found to be appropriate. Tenant's refusal or failure to execute a Lease Memorandum shall neither prevent nor delay the occurrence of the Commencement Date. In no event shall the Lease Memorandum be recorded.

2.7 **Use and Conduct of Business.**

2.7.1 Tenant shall take occupancy of the Premises on the Commencement Date and thereafter shall continuously use and occupy the same for the Permitted Uses. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.7.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord's contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building.

2.7.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant's apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance. No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord.

2.8 **Compliance with Governmental Requirements and Rules and Regulations**. Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building. Current Rules and Regulations are attached to this Lease as Exhibit E.

2.9 **Relocation**.

2.9.1 Subject to the terms and conditions of this paragraph, at any time after the execution of this Lease, Landlord shall have the right, but not the obligation, to relocate Tenant from the Premises into any other premises of approximately the same size located within the Building (the "Relocation Premises") designated by Landlord. Such Relocation Premises shall be deemed to be the Premises for all purposes hereunder and this Lease shall be deemed modified accordingly and shall remain in full force and effect as so modified. In the event Landlord elects to relocate Tenant, Landlord shall provide Tenant with written notice of its election to relocate at least forty-five (45) Business Days prior to the actual relocation date selected by Landlord (the "Relocation Notice"). The date selected by Landlord for the actual relocation of Tenant (which date must be at least forty-five (45) Business Days after the date of the Relocation Notice) is referred to as the "Selected Date". Subject to the provisions of the following subparagraph, Landlord shall perform such work as may be (a) required to demise and create the Relocation Premises as a separate leased premises and (b) as may be reasonably requested by Tenant to make the interior of the Relocation Premises as functional and desirable as the Premises. Following Landlord's election and written notice thereof to Tenant, Tenant shall be obligated to relocate to the Relocation Premises by no later than the Selected Date and lease such Relocation Premises from Landlord on the same terms and conditions as this Lease.

2.9.2 In addition to Landlord's obligations under the previous subparagraph, Landlord shall be obligated to pay to Tenant an allowance (the "Allowance") equal to the reasonable out-of-pocket moving expenses actually incurred by Tenant to move from the Premises to the Relocation Premises including the physical move from the Premises to the Relocation Premises, the expenses associated with the relocation of Telecommunication Facilities and other Tenant electronic installations (plus costs to replace stationery, business cards, invoices, brochures and the like, if Tenant's address, facsimile or telephone numbers are changed in any manner due to the relocation); provided that, Tenant shall submit to Landlord a detailed description of the type and estimated amount of such moving expenses prior to the move and Tenant and Landlord shall have mutually agreed on the amount of the Allowance for such expenses. The Allowance shall be payable within fifteen (15) Business Days after Tenant relocates to the Relocation Premises and the parties have executed and delivered a written agreement specifying the Allowance to be mutually agreed on as provided above. Tenant shall be solely responsible for any costs and expenses incurred by it with respect to the relocation in excess of the Allowance.

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 **Payment of Rental**. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 **Base Rent**. On execution of this Lease by Tenant, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Commencing on the expiration of the Abatement Period, Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3 **Lease Security Provisions**.

3.3.1 On execution of this Lease by Tenant, Tenant shall pay to Landlord the sum specified in the definition of the term Lease Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Lease Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Lease Security Deposit on hand at all times during the Lease Term. In the event Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum as and when due under this Lease on more than two occasions during any twelve (12) month period, Landlord may, at any time thereafter require an increase in the Lease Security Deposit by an amount equal to twenty-five percent (25%) of the amount specified in the definition of the term Lease Security Deposit and Tenant shall immediately deposit such additional amount with Landlord upon Landlord's demand. Following such increase, the definition of the term Lease Security Deposit shall refer to the amount of the Lease Security Deposit prior to the increase plus the increased amount. The remedy of increasing the Lease Security Deposits for Tenant's multiple defaults shall be in addition to and not a substitute for any of Landlord's other rights and remedies under this Lease or applicable law. Additionally, Landlord's use or application of all or any portion of the Lease Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.

3.3.2 If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Lease Security Deposit shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Lease Security Deposit and any such act on the part of Tenant shall be without force or effect.

3.3.3 In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Lease Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages.

3.3.4 In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall have the right to transfer the Lease Security Deposit to the vendee or the transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Lease Security Deposit. Tenant shall look solely to the transferee for the return of the Lease Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Lease Security Deposit to a new transferee. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.3.5 In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Lease Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return of the Lease Security Deposit.

3.4 **Additional Rent**. Definitions of certain terms used in this paragraph are set forth in Section 3.4.5 below. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):

3.4.1 **Estimated Operating Costs**. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the amount of the Estimated Operating Costs Allocable to the Premises for each Year. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises in advance of the commencement of each Year. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly. If Tenant's Share of Operating Expenses for the second Year of the Term, and for each subsequent Year, shall exceed the amount of such payment for the immediately prior Year plus seven percent (7%) of such prior Year's payment, then Landlord will provide Tenant with a reasonably detailed explanation of the items causing the increase to exceed seven percent (7%); provided, however, that this provision shall not apply to any Operating Expenses that are not subject to Landlord's reasonable control, including, without limitation, the following: costs of insurance maintained by Landlord; costs of snow and ice removal; costs of cleaning gutters and downspouts; costs of labor under any collective bargaining agreement affecting Landlord, its contractors or subcontractors; and costs of electricity and other utilities.

3.4.2 **Actual Costs**. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to

subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3 **Determination**. The determination of Operating Costs Allocable to the Premises shall be made by Landlord.

3.4.4 **End of Term**. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) if the clause (b) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (d) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (b) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (c) if Tenant is not then in default of any of its obligations under this Lease. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.5 **Definitions**. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Estimated Operating Costs Allocable to the Premises: Landlord's written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to Section 3.4.1.

Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Office Park, Land, Building, Premises, related improvements, and the personal property used in conjunction with such Office Park, Land, Building, Premises and related improvements. Included are all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord; (f) management fees; (g) Property Taxes (if any portion of such Property Taxes is charged on an accrual basis, for purposes of this Lease the Property Taxes payable during the calendar year shall be included in such year's Operating Costs), tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (i) license, permit and inspection fees; (j) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (k) rental of any machinery or equipment; (l) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (m) the cost of repairs or replacements; (n) charges under maintenance and service contracts; (o) legal fees and other expenses of legal or other dispute resolution proceedings; (p) maintenance and repair of the roof and roof membranes, (q) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, and to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land; (r) elevator service and repair, if any; (s) business taxes and license fees; (t) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building; and (u) the amortization of costs of capital improvements in accordance with the next sentence. Costs associated with capital improvements installed or constructed by Landlord other than in the initial construction of the Building, whether such were constructed or installed before or after the Commencement Date, shall be amortized with interest return at the Prime Rate plus two (2) percentage points over the estimated useful life of the capital improvement as determined by Landlord and the annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost. The capital improvements referred to in the previous sentence shall include, without limitation, the following: replacement of roof structure and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways and upgrading Building common systems and facilities (including mechanical, electrical, plumbing and HVAC systems, and if owned by Landlord, Telecommunication Facilities).

Exclusions from Operating Costs: Operating Costs shall not include any of the following: ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements; leasing commissions and advertising and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives.

General Allocation Procedures: To the extent practicable and known exactly, all Operating Costs will be accounted for and attributed separately for the Building and for the other buildings in the Office Park. To the extent allocations of an item of Operating Costs in accordance with the foregoing sentence are not practicable and known exactly, allocations will be made between and among the Building and the Office Park proportionately among all thereof (based upon the respective rentable square feet of each), or equally among all thereof, or in such other proportions as may be reasonably determined by Landlord in the exercise of prudent management practices.

Gross-Up Provision: If less than one hundred percent (100%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Landlord shall make an appropriate adjustment to any components of

Operating Costs which vary due to changes in occupancy levels (including, but not limited to, janitorial, water, sanitary sewer and other common utilities and common services in the Building) for such Year employing sound accounting and management principles to determine the Operating Costs that would have been incurred by Landlord had one hundred percent (100%) of the Building been occupied at all times during such Year by tenants, and the amount so determined shall be deemed to be the Operating Costs for such Year.

Operating Costs Allocable to the Premises: The product of Tenant's Pro Rata Share times Operating Costs.

3.4.6 **Tenant's Costs**. Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant's Agents of the public or common areas of the Building or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant's behalf. Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for all costs of such separate metering, in which case the Operating Costs shall be adjusted accordingly.

3.4.7 **Payments Deemed Additional Rent**. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 **Utilities**.

3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, one or more categories of Telecommunication Services and any other utility services to the Building. Tenant shall contract directly and pay for all water, gas, heat, light, power, Telecommunication Services, sewer, sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service used or consumed at the Premises is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor shall be paid by Tenant, as Additional Rent, in the amount set forth in Landlord's statement of the amount due, on the first day of each month, without notice, demand, set-off or deduction, for each and every month of the Lease Term.

3.5.2 Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord's advance written consent (which consent may be withheld in Landlord's absolute, even if arbitrary, discretion), and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a temporary license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building, all at Tenant's sole cost and expense. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

3.5.3 Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord's ownership. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, and the same is capable of being cured by Landlord, Landlord's responsibility and Tenant's remedy shall be limited exclusively to an abatement in Base Rent for the period beginning with (a) the day which is five (5) consecutive Business Days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of all reasonable use of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord's responsibility is not causing Tenant to be deprived of all reasonable use of the Premises.

3.6 **Holdover**. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenant's holdover shall be a tenancy at will or at sufferance. During such holdover, Tenant shall pay to Landlord twice the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If the Landlord does not consent to the Tenant's remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant's wrongful refusal to relinquish possession of the Premises. The Base Rent applicable for the period that Tenant wrongfully remains in possession shall be increased to twice the rate of Base Rent in effect on the expiration or termination of the Lease Term.

3.7 **Late Charge**. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 **Default Rate**. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate of Wachovia Bank, N.A., or such other national banking institution designated by Landlord if such bank ceases to publish such rate (the "Prime Rate"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4: MANAGEMENT AND LEASING PROVISIONS

4.1 **Maintenance and Repair by Landlord**. Subject to Section 4.9 ("Damage or Destruction") and Section 4.10 ("Condemnation"), Landlord shall maintain the public and common areas of the Building in reasonably good order and condition subject to reasonable wear and tear. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. All repair costs shall be included in Operating Costs, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord. Landlord agrees to commence such maintenance or repairs promptly, but not later than three (3) days after Landlord's receipt of such notice, provided that if such maintenance or repairs shall reasonably require more than three (3) days to commence then Landlord shall have such additional time as is reasonably necessary under the circumstances.

4.2 **Maintenance and Repair by Tenant**. Except as is expressly set forth as Landlord's responsibility pursuant to Section 4.1 ("Maintenance and Repair by Landlord"), Tenant shall at Tenant's sole cost and expense keep, clean and maintain the Premises in good condition and repair, including interior painting, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), window replacement, exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Business Days of written demand from Landlord.

4.3 **Common Areas/Security**.

4.3.1 The common areas of the Land, the Building and the Office Park shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make repairs, alterations, additions, expansions, or improvements, whether structural or otherwise, in and about the Land, the Building, the Office Park, or any part thereof, and for such purposes to enter upon the Premises; interrupt or temporarily suspend any or all services; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land and Building; and use or permit the use of all or any portion of the roof of the Building. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas so long as Tenant's Parking Ratio is not adversely affected and provided that there shall continue to be reasonable access to the Premises.

4.3.2 Tenant acknowledges and agrees that Landlord may (but shall not be obligated to) make substantial alterations, improvements, expansions, reductions, and renovations to the Building and the Office Park (the "renovations") during the period of time ending approximately twelve (12) months after the date of this Lease. The renovations may include, but are not limited to, permanent and temporary closures, removals and replacements of all or portions of the following: (i) building exterior façades and windows; (ii) lobbies; (iii) improvements to HVAC and other mechanical systems; (iv) roofs; (v) parking lots; (vi) relocation and/or shut down of elevators; (vii) restrooms and (viii) closing of entrances and exits. Although Tenant will be moving into its space prior to the completion of the renovations, Tenant acknowledges and agrees that such conditions may cause inconvenience to Tenant, its employees and guests. Landlord will use commercially reasonable efforts to minimize any inconvenience to Tenant caused by the renovations, but Landlord will not be required to spend additional money to complete the renovations during "off hours". Landlord shall not be in default hereunder nor have any liability to Tenant nor shall Tenant have any right to terminate this Lease or claim an offset against or reduction in Base Rent or Additional Rent payable hereunder due to any damage, annoyance or inconvenience resulting from any such renovations. Tenant and its employees shall fully cooperate with Landlord or Landlord's agents or contractors in carrying out any such renovations, and shall not interfere with such renovations.

4.3.3 Landlord reserves the right to re-measure the Premises, the Building and the Office Park in accordance with the BOMA standard for measuring floor area in office buildings. The determination of Landlord's architect regarding any adjustment to the rentable square footage shall be conclusive and binding on the parties and shall be used for making all computations under this Lease.

4.3.4 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. Subject to Landlord's prior approval, Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not in any way limit or interfere with Landlord's ability to exercise its rights as provided in Section 4.8 ("Access"). Tenant's rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in Section 4.4 ("Tenant Alterations") and Section 4.5 ("Tenant's Work Performance").

4.3.5 Tenant will be solely responsible for access to the Premises and security within the Premises, including, without limitation, any security system at the Premises desired by Tenant which shall (subject to Landlord's prior approval of Tenant's plans therefor) be installed and operated, maintained, repaired and replaced by Tenant at Tenant's sole cost and expense. Tenant shall at all times maintain with Landlord copies of all keys, keycards and access codes necessary for entry to the Premises.

4.4 **Tenant Alterations.** Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively "Tenant Alterations"), without first obtaining the consent of Landlord which may be withheld in Landlord's absolute discretion. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant at Landlord's election. Tenant shall pay to Landlord all costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord's review of the Plans and Specifications. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. Should Tenant make any alterations without Landlord's prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord's election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant's expense. Nothing contained in this paragraph or Section 4.5 ("Tenant's Work Performance") shall be deemed a waiver of the provisions of Section 4.27 ("Construction Liens").

4.5 **Tenant's Work Performance**. In connection with any Tenant Alterations or other work to be performed by or for Tenant, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Any Tenant Alterations or other work to be performed by or for Tenant shall be performed by contractors approved in advance in writing by Landlord pursuant to one or more construction contracts in form and content approved in advance in writing by Landlord. At Landlord's sole option, Landlord may require that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations or other work by or for Tenant: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions. Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall cause its contractors and subcontractors to maintain insurance of such types and amounts as are satisfactory to Landlord, naming Landlord, Landlord's Agents and Landlord's mortgagees as additional insured parties. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6 **Surrender of Possession**. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.

4.7 **Removal of Property**. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, Tenant shall remove all cabling and wiring installed by Tenant in the Premises and, at Landlord's sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including Telecommunication Facilities), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including

Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant's expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all costs incurred by Landlord within five (5) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: *first*, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; *second*, to the payment of the costs or charges for storing any such property; *third*, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, *fourth*, the balance, if any, to Tenant.

4.8 **Access.** Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least one (1) Business Day's notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises at any time during the last nine (9) months of the Lease Term for the purpose of showing the Premises to prospective tenants. Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

4.9 **Damage or Destruction.**

4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within one hundred-twenty (120) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 120 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then Landlord shall use commercially reasonable efforts to proceed toward completion of the restoration and (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance, and (3) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall not be abated. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord's notice.

4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

4.9.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final twelve (12) months of the Term, Landlord may, at its option, elect to terminate this Lease upon written notice to Tenant within thirty (30) days following such damage or destruction.

4.10 **Condemnation.** If all of the Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for

damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 **Parking**. Appurtenant to the lease of the Premises, Tenant shall have the nonexclusive privilege during the Lease Term to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord. Tenant's parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building. In no event shall the number of parking stalls used by Tenant and Tenant's Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas. Subject to the rights of other tenants and occupants of the Building, if requested by Tenant with not less than forty-eight (48) hours' prior notice, Landlord will provide temporary signs or placards designating up to two (2) parking spaces as "Temporarily Reserved" for Tenant's visitors, for periods of time not to exceed two (2) weeks in any period of three (3) calendar months unless Landlord consents to extend such temporary signage in Landlord's discretion. Landlord may discontinue such "Temporarily Reserved" parking at any time if necessary to prevent or cure any breach or violation of any other tenant's lease, or if the same would give rise to rights or claims by any other tenants to the same or similar parking rights pursuant to such other tenants' leases.

4.12 **Indemnification.**

4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant.

4.12.2 Except as specified in the next sentence and except as otherwise prohibited by law, neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in or interference with the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building. Landlord shall be responsible only for Claims arising solely out of the negligence or willful misconduct of Landlord or its agents in the operation or maintenance of the Building or the Premises (to the extent that Landlord undertakes or is required to undertake such operations or maintenance) or as otherwise required by law; but in no event shall Landlord's responsibility extend to any interruption to Tenant's business or any indirect or consequential losses suffered by Tenant or Tenant's Agents or extend beyond Landlord's responsibility as set forth in Section 3.5 ("Utilities") when that paragraph is applicable. The obligations of this paragraph shall be subject to Section 4.15 ("Waiver of Subrogation").

4.13 **Tenant Insurance**.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant's liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under Section 4.12 ("Indemnification"), insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;

(b) A policy of extended property insurance (which is commonly called "all risk") covering Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months; and

(d) A policy of worker's compensation insurance as required by applicable law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000.00).

4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 **Landlord's Insurance**. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

(a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an "occurrence" rather than a "claims made" basis;

(b) A policy of extended property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

(c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord.

4.15 **Waiver of Subrogation**. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 **Assignment and Subletting by Tenant**.

4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent, which consent may be granted or denied in accordance with this paragraph. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord's acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord's approval of any such conveyance. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Landlord's right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, Lease Security Deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord's demand therefor, Landlord's reasonable attorneys' fees incurred in the review of such documentation and in documenting Landlord's consent, plus an administrative fee of $1,000.00 as Landlord's fee for processing such proposed assignment or sublease. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant, in its sole and absolute discretion. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

(a) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease or sufficient financial worth to insure full and timely performance under this Lease;

(b) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (a);

(c) Landlord has had prior negative leasing experience with the proposed assignee or subtenant or an affiliate or, in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(d) The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Use;

(e) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent; or

(f) Landlord has had written negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant's request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in the metropolitan area in which the Land is located.

4.16.4 Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord's election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess.

4.16.7 Landlord shall have the right to recapture the Premises or the applicable portion thereof (a "Recapture") by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant's written request for Landlord's consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord's consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant's request hereunder. If less than the entire Premises are recaptured, this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant shall surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if: (a) Tenant's proposed assignment or sublet is to an affiliate or wholly-owned subsidiary or is to a reorganized entity under which no change in ownership has occurred, or (b) Tenant's proposed assignment or sublet together with any previous assignments and sublets encompass, in the aggregate, net rentable area equal to or less than twenty percent (20%) of the total net rentable area of Premises.

4.16.8 Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, Landlord shall consent to and approve a proposed assignment or subletting of the Premises where (a) the assignment or subletting is to an affiliate or wholly-owned subsidiary of the Tenant or a reorganized entity under which no change of ownership has occurred, (b) the proposed assignee or subtenant has delivered to Landlord satisfactory evidence of financial worth (less goodwill) equal to or greater than that of Tenant as of the execution date of this Lease, and (c) no grounds for disapproval as described in clauses (a) or (d) of Section 4.16.3 exist.

4.17 **Assignment by Landlord**. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 **Estoppel Certificates and Financial Statements**. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on

the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within five (5) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

4.19 **Modification for Lender**. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.

4.20 **Hazardous Substances**.

4.20.1 Neither Tenant, any of Tenant's Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises. Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in Section 4.20.1 above.

4.21 **Access Laws**.

4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.

4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's

responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) with interest at the Prime Rate plus four (4) percentage points compounded daily, and shall be an Operating Cost for purposes of this Lease.

4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 **Quiet Enjoyment**. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord subject to the provisions of this Lease.

4.23 **Signs**. Landlord shall identify Tenant on any door sign and directory sign established by Landlord for the Building in the same manner as other occupants thereof. Tenant shall not, without Landlord's prior written consent, install, fix or use any other signs or other notice, picture, placard or poster, or any advertising or identifying media which is visible from the exterior of the Premises.

4.24 **Subordination**. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease or to execute a non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 **Brokers**. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.26 **Limitation on Recourse**. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.27 **Construction Liens.** Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Prior to the commencement of any work (including without limitation any maintenance, repairs, alterations, additions, improvements, or installations) by or for Tenant in or about the Premises, Tenant shall obtain a sworn statement from contractor to Landlord and the general contractor's waiver of liens, together with supporting waivers from all subcontractors and materialmen at any tier supplying labor and materials for the proposed work, with respect to all amounts that are payable for work performed by or for Tenant. Tenant shall immediately pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the Building and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim. If Tenant desires to contest any such lien or Claim for a lien, it will furnish Landlord, within 10 days of the filing of such lien, security (which may include a title indemnity bond from a title company or insurance company) reasonably satisfactory to Landlord, in an amount of at least 150% of the amount of the lien, plus estimated costs and interest. If a final non-appealable judgment establishing the validity or existence of the lien for any amount is entered, Tenant will pay and satisfy it at once. If Tenant fails to pay any charge for which a lien has been filed, and does not give Landlord such security, or does not so satisfy any such judgment, Landlord may, at its option, pay the charge and related costs and interest (and may apply any security given by Tenant), and the amount so paid, together with reasonable attorneys' fees in connection with it, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed to be the consent or agreement of Landlord to subject Landlord's interest in the Premises to liability under any lien law.

4.28 **Personal Property Taxes.** Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

SECTION 5: DEFAULT AND REMEDIES

5.1 **Events of Default.**

5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):

(a) vacation or abandonment of all or any portion of the Premises;

(b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within three (3) Business Days after its due date;

(c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of ten (10) Business Days after written notice from Landlord;

(d) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(e) (1) the making by Tenant or any guarantor of this Lease of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant or any guarantor of this Lease of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant or any guarantor of this Lease is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

(f) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 **Remedies.** If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the following sums, to the fullest extent allowed by law:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

(e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

5.2.5 To the extent required by law, following an Event of Default by Tenant and recovery of possession of the Premises by Landlord free of any Claim by Tenant, Landlord agrees to use commercially reasonable efforts to re-let the Premises, provided that: (a) Landlord shall not be obligated to offer the Premises to a prospective tenant when other space in the Building or Office Park suitable for that prospective tenant's use is (or soon will be) available; (b) Landlord shall not be obligated to lease the Premises to a prospective tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Building; and (c) Landlord shall not be required to offer the Premises to a prospective tenant whose financial strength, character, proposed use, or other leasing terms and conditions are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building.

5.2.6 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.7 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: *first*, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; *second*, to the payment of any cost of reletting (including finders' fees and leasing commissions); *third*, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and *fourth*, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.8 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 **Right to Perform**. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 **Landlord's Default**. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedy shall be either an action for specific performance or an action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1 **Notices**. Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States

Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth beneath their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated beneath each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 **Attorney's Fees and Expenses.** In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

6.3 **No Accord and Satisfaction**. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4 **Successors; Joint and Several Liability.** Except as provided in Section 4.26 ("Limitation on Recourse") and subject to Section 4.17 ("Assignment by Landlord"), all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant", then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 **Choice of Law**. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 **No Waiver of Remedies**. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 **Offer to Lease**. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 **Force Majeure**. In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 **Landlord's Consent**. Unless otherwise provided in this Lease, whenever Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's judgment or discretion exercised in good faith and shall be delivered in writing.

6.10 **Severability; Captions**. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11 **Interpretation**. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 **Incorporation of Prior Agreement; Amendments**. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 **Authority**. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 **Time of Essence**. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 **Survival of Obligations**. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 **Consent to Service**. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 **Landlord's Authorized Agents**. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers and managers of Landlord are authorized to execute, amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

6.18 **Waiver of Jury Trial**. Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

6.19 **Addenda**. The provisions, if any, included at the end of this Lease, and any riders and exhibits appended to this Lease, are hereby made a part of this Lease as though set forth in full at this point.

IN WITNESS WHEREOF, this Lease has been executed on the date set forth above.

LANDLORD:

1771 West Diehl Road Associates, LLC,
an Illinois limited liability company

By: [signature]
Name: Richard Gottlieb
Title: SVP Operations

Designated Address for Landlord:

1771 West Diehl Road Associates, LLC
c/o Keystone Property Group, L.P.
One Presidential Blvd., Suite 300
Bala Cynwyd, PA 19004
Attn: Senior Vice President of Operations

TENANT:

Universal Global,
an Oregon corporation

By: [signature]
Name: EMANUEL G PAVLOPOULOS
Title: PRES/CEO

Designated Address for Tenant:

____
____
____
____

Facsimile: ________________

FEIN: ________________

with a copy to Manager at:

Keystone Property Group, L.P.
One Presidential Blvd., Suite 300
Bala Cynwyd, PA 19004
Attn: Marc Rash

EXHIBIT A

LEGAL DESCRIPTION OF LAND

PARCEL 1:

TRACT A:

THAT PART OF LOT 2 OF THE ALEXANDER FERGUSON FARM IN THE EAST 1/2 OF SECTION 4 AND THE WEST 1/2 OF SECTION 3, TOWNSHIP 38 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 16, 1943 AS DOCUMENT 456920, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE CENTER LINE OF DIEHL ROAD AND THE WESTERLY LINE OF SAID LOT 2 OF THE ALEXANDER FERGUSON FARM AND RUNNING THENCE NORTH 88 DEGREES 02 MINUTES 36 SECONDS EAST, ALONG THE CENTER LINE OF DIEHL ROAD AS MONUMENTED AND OCCUPIED, 1968.71 FEET, TO A BEND POINT IN THE CENTER LINE OF SAID DIEHL ROAD; THENCE NORTH 87 DEGREES 48 MINUTES 56 SECONDS EAST, 178.27 FEET; THENCE NORTH 2 DEGREES 11 MINUTES 04 SECONDS WEST, 50.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 2 DEGREES 11 MINUTES 04 SECONDS WEST, 564.00 FEET; THENCE NORTH 42 DEGREES 48 MINUTES 56 SECONDS EAST, 224.35 FEET; THENCE SOUTH 47 DEGREES 11 MINUTES 04 SECONDS EAST, 361.28 FEET; THENCE SOUTH 2 DEGREES 11 MINUTES 04 SECONDS EAST, 467.18 FEET, MORE OR LESS, TO THE NORTH LINE OF DIEHL ROAD; THENCE SOUTH 87 DEGREES 48 MINUTES 56 SECONDS WEST, ALONG THE AFORESAID NORTH LINE OF DIEHL ROAD, 414.10 FEET, MORE OR LESS, TO THE POINT OF BEGINNING, IN DUPAGE COUNTY, ILLINOIS, EXCEPT THAT PART FALLING IN THE STREEET

TRACT B:

THAT PART OF LOT 2 OF THE ALEXANDER FERGUSON FARM IN THE EAST 1/2 OF SECTION 4 AND THE WEST 1/2 OF SECTION 3, TOWNSHIP 38 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 16, 1943 AS DOCUMENT 456920, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE CENTER LINE OF DIEHL ROAD AND THE WESTERLY LINE OF SAID LOT 2 OF THE ALEXANDER FERGUSON FARM AND RUNNING THENCE NORTH 88 DEGREES 02 MINUTES 36 SECONDS EAST, ALONG THE CENTER LINE OF DIEHL ROAD AS MONUMENTED AND OCCUPIED, 1968.71 FEET, TO A BEND POINT IN THE CENTER LINE OF SAID DIEHL ROAD; THENCE NORTH 87 DEGREES 48 MINUTES 56 SECONDS EAST, 178.27 FEET; THENCE NORTH 2 DEGREES 11 MINUTES 04 SECONDS WEST, 614.00 FEET; THENCE NORTH 42 DEGREES 48 MINUTES 56 SECONDS EAST, 224.35 FEET, TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 42 DEGREES 48 MINUTES 56 SECONDS EAST, 16.65 FEET; THENCE NORTH 0 DEGREES 11 MINUTES 45 SECONDS EAST, 20.81 FEET; THENCE NORTH 46 DEGREES 19 MINUTES 49 SECONDS EAST, 111.34 FEET; THENCE NORTH 87 DEGREES 48 MINUTES 56 SECONDS EAST, 289.31 FEET; THENCE NORTH 2 DEGREES 11 MINUTES 04 SECONDS WEST, 13.00 FEET; THENCE NORTH 87 DEGREES 48 MINUTES 56 SECONDS EAST, 94.60 FEET; THENCE NORTH 2 DEGREES 35 MINUTES 04 SECONDS EAST, 165.22 FEET, TO THE SOUTH LINE OF THE LANDS TAKEN FOR ROUTE 59 INTERCHANGE; THENCE SOUTH 62 DEGREES 22 MINUTES 20 SECONDS EAST, ALONG SAID SOUTH LINE OF LANDS TAKEN FOR ROUTE 59 INTERCHANGE, 47.44 FEET; THENCE SOUTH 87 DEGREES 24 MINUTES 56 SECONDS EAST, ALONG SAID SOUTH LINE, 164.26 FEET; THENCE SOUTH 34 DEGREES 39 MINUTES 22 SECONDS EAST, ALONG SAID SOUTH LINE, 43.50 FEET; THENCE SOUTH 2 DEGREES 05 MINUTES 29 SECONDS WEST, ALONG SAID SOUTH LINE, 93.14 FEET; THENCE SOUTH 7 DEGREES 16 MINUTES 15 SECONDS EAST, ALONG SAID SOUTH LINE, 100.48 FEET TO A POINT ON THE WESTERLY LINE OF A PERPETUAL EASEMENT FOR HIGHWAY PURPOSES RECORDED MAY 23, 1957 AS DOCUMENT 843327; THENCE SOUTH 4 DEGREES 27 MINUTES 40 SECONDS WEST, ALONG SAID EASEMENT LINE, 310.67 FEET, TO THE NORTHERLY LINE OF THE PROPERTY TAKEN FOR HIGHWAY PURPOSES; THENCE NORTH 80 DEGREES 02 MINUTES 57 SECONDS WEST, ALONG SAID NORTHERLY LINE, 0.63 FEET TO THE WESTERLY LINE OF PROPERTY TAKEN FOR HIGHWAY PURPOSES; THENCE SOUTHERLY, ALONG SAID WESTERLY LINE, ALONG A CURVE WHOSE CENTER LIES WESTERLY AND HAS A RADIUS OF 4709.06 FEET, MEASURED, 356.70 FEET, ARC, (CHORD BEARING SOUTH 12 DEGREES 07 MINUTES 15 SECONDS WEST, CHORD 356.61 FEET), TO A POINT OF TANGENCY ON SAID WESTERLY LINE; THENCE SOUTH 14 DEGREES 17 MINUTES 27 SECONDS WEST, ALONG SAID WESTERLY LINE 63.22 FEET, TO THE NORTHERLY LINE OF DIEHL ROAD; THENCE SOUTH 75 DEGREES 08 MINUTES 54 (03) SECONDS WEST, ALONG SAID NORTHERLY LINE OF DIEHL ROAD, 114.19 (114.18) FEET, TO A BEND POINT IN SAID NORTHERLY LINE; THENCE SOUTH 87 DEGREES 48 MINUTES 56 SECONDS WEST, ALONG SAID NORTHERLY LINE, 214.39 FEET; THENCE NORTH 2 DEGREES 11 MINUTES 04 SECONDS WEST, 467.18 FEET; THENCE NORTH 47 DEGREES 11 MINUTES 04 SECONDS WEST, 361.28 FEET, MORE OR LESS TO THE POINT OF BEGINNING, IN DUPAGE COUNTY, ILLINOIS.

EXHIBIT B

DRAWING SHOWING LOCATION OF THE PREMISES



ELECTRIC
JAN.
TERRACE

EXHIBIT C

PLANS AND SPECIFICATIONS FOR LANDLORD WORK

- INSTALLATION OF MILLWORK SINGLE PAIN GLASS (APPROX. 10'-12') FOR CONFERENCE ROOM.
- PAINT ENTIRE SUITE WITH (1) COAT OF BUILDING STANDARD PAINT.
- DEMO OF ONE (1) EXSISTING WALL, PRIME, AND PATCH WITH INSTALLATION OF BUILDING STANDARD DOOR AND FRAME.

EXHIBIT D

FORM OF LEASE MEMORANDUM

1771 West Diehl Road Associates, LLC, an Illinois limited liability company, as Landlord, and Universal Global, an Oregon corporation, as Tenant, executed that Lease dated as of ________________, 2008 (the "Lease").

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled "Lease Memorandum". This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1. The Commencement Date of the Lease is ____________________________.

2. The end of the Lease Term and the date on which this Lease will expire is ____________________.

3. The Lease is in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. The Premises consist of approximately __________ rentable square feet.

5. Base Rent:

The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending			

6. Tenant's Pro Rata Share is ______________ percent (________%).

Dated: ______________________________

LANDLORD:

1771 West Diehl Road Associates, LLC,
an Illinois limited liability company

By:______________________________
Name:____________________________
Its:______________________________

Dated: ______________________________

TENANT:

Universal Global,
An Oregon corporation

By: ______________________________
Name: ____________________________
Its: ______________________________

EXHIBIT E

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building's tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively by contractors approved by Landlord and shall be included in Operating Costs unless otherwise agreed by Landlord and Tenant. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided five (5) days per week. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor, any of Landlord's Agents or any other person.

6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises, except in compliance with Sections 4.3.4 and 4.3.5 of the Lease. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. HVAC service shall be provided to the Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., except holidays. If additional HVAC service is available and is provided to Tenant, Tenant shall pay to Landlord, as Additional Rent, the cost of such additional service as determined from time to time by Landlord.

8. If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord's approval of the construction or installation of such services. Application for such services shall be made in accordance with the procedure prescribed by Landlord in subsection 3.5.2 of the Lease.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building unless otherwise specifically provided under the terms of the Lease or otherwise consented to in writing by Landlord. In the event that Tenant installs any such device on the roof of the Building, Tenant shall not cause any water penetration through the roof of the Building as a result thereof. Tenant shall install such device in accordance with all instructions and requirements of the issuer of Landlord's roof warranty and shall do nothing to invalidate or impair such roof warranty, and Tenant agrees to indemnify, defend and hold Landlord harmless against any and all reasonable costs and expenses incurred by Landlord in connection with such an invalidation. At Landlord's option any work involving roof penetrations shall be performed by Landlord, or by Tenant's contractor subject to Landlord's prior approval of such contractor and Landlord's supervision and inspection of such work, all at Tenant's sole cost and expense. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Other than the usual and customary cellular telephones, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord's prior written consent and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation. Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations. Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled "Utilities". Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations and controls with respect to the installation and use of such wireless Telecommunication Facilities.

19. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

22. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

23. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

25. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.

EXHIBIT F

RENEWAL OPTION

A. Tenant is granted the option ("**Extension Option**") to extend the Term of this Lease for one (1) additional period of five (5) years ("**Extension Term**"), subject to the terms, conditions and requirements as follows:

1. The Extension Option must be exercised, if at all, by written notice from Tenant to Landlord given at least twelve (12) months prior to the expiration of the current Term, time being of the essence and timely notice being an express condition of valid exercise of any Extension Option;

2. At the time of exercising an Extension Option, and on the commencement date of the applicable Extension Term, this Lease shall be in full force and effect and there shall exist no Event of Default by Tenant which remains uncured beyond any applicable period of grace;

3. If an Extension Option is effectively exercised, all the terms and conditions contained in this Lease shall continue to apply during the applicable Extension Term except that:

(a) There shall be no further right of extension beyond the Extension Option specified in this **Exhibit F**;

(b) Each Extension Option shall apply to all (and not less than all) of the Premises originally leased hereunder, plus any additional space leased by Tenant in the Building;

(c) If Tenant shall have assigned this Lease or sublet all or any portion of the Premises, any unexercised Extension Options shall automatically expire and be null and void with respect to that portion of the Premises so assigned or sublet;

(d) The leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time of commencement of the Extension Term and Tenant shall not be entitled to any construction, build out or other allowances with respect to the Premises during the Extension Term; and

(e) The Base Rent applicable to the Premises plus any additional space then leased by Tenant in the Building during the Extension Term, shall be determined in accordance with the following provisions:

(i) Base Rent shall be the Extension Term Rental Rate determined as of the applicable commencement date of the Extension Term. Tenant shall also be obligated to pay Additional Rent and utility charges. Within thirty (30) days of Landlord's receipt of written notice from Tenant validly exercising its Extension Option hereunder, Landlord shall give Tenant notice of Landlord's reasonable determination of the Extension Term Rental Rate for the Extension Term. If Landlord and Tenant cannot agree upon the determination of the Extension Term Rental Rate within 30 days after Landlord's notice, the determination of the Extension Term Rental Rate will be submitted to arbitration in accordance with this **Exhibit F**. If the arbitration has not been completed on the applicable commencement date of the Extension Term, until such determination is made Tenant will pay, as monthly installments, one-twelfth of Landlord's reasonable determination of the Extension Term Rental Rate plus Additional Rent.

(ii) For purposes of this **Exhibit F**, the term "**Extension Term Rental Rate**" is understood to mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Extension Term Rental Rate shall take into consideration all relevant factors including the condition of the space. Landlord and Tenant agree that bona fide written offers to lease comparable space located in the Building from third parties may be used as a factor in determining the Extension Term Rental Rate. Notwithstanding anything to the contrary contained herein, in no event shall the annual rate of Extension Term Rental Rate be deemed to be less than the annual rate of Base Rent payable under the Lease for the final 12 months of the Term ending on the scheduled expiration thereof.

(iii) If Tenant and Landlord cannot agree to the Extension Term Rental Rate (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Extension Term Rental Rate), either party may cause said rate to be determined by arbitration in accordance with the following procedure:

The determination of the Market Base Rental Rate will be determined by an arbitrator who shall be a reputable real estate professional with experience with comparable office buildings in the County in which the Building is located, and who shall be a Member of the American Institute of Real Estate Appraisers with the designation of "MAI". Within twenty (20) days after initiation of arbitration, the parties shall appoint the arbitrator who shall have no material financial or business interest in common with either party making the selection and shall not have been employed by either party for a period of three years prior to the date of selection. If the parties are unable to agree on the arbitrator within such 20-day period, then upon application by either party the arbitrator shall be appointed by the presiding judge of the civil court for the County in which the Building is located having jurisdiction over such matter, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrator the definition of the Market Base Rental Rate from this **Exhibit F**, and the arbitrator shall make his or her determination in accordance with the provisions of this **Exhibit F** by the 30th day following the arbitrator's appointment. The decision of the arbitrator, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration, and the cost of the arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

B. Limitation. Notwithstanding anything to the contrary contained in the Lease, the Extension Option shall inure solely to the benefit of the Tenant originally named herein (i.e., Universal Global) and not to the benefit of any of the Tenant's successors or assigns, whether or not permitted by Landlord. Upon the occurrence of any such assignment or transfer during the Term, any Extension Option then remaining shall automatically terminate and become null and void without further need of any documentation with respect thereto.